As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1823834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 Skokie Boulevard, Suite 500 Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Stepan Company 2022 Equity Incentive Compensation Plan

(As Amended and Restated Effective April 29, 2025)

(Full title of the plan)

Kamel Aranki

Interim General Counsel and Interim Assistant Secretary

Stepan Company

1101 Skokie Boulevard, Suite 500

Northbrook, Illinois 60062

(Name and address of agent for service)

(847) 446-7500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Stepan Company (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act to register an additional 500,000 shares of common stock, par value $1.00 per share, of the Registrant (the “Common Stock”) for issuance pursuant to the Stepan Company 2022 Equity Incentive Compensation Plan (Amended and Restated Effective April 29, 2025). The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on April 26, 2022 (File No. 333-264477) relating to the Stepan Company 2022 Equity Incentive Compensation Plan is incorporated by reference into this Registration Statement, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 27, 2025.

(b) The Registrant’s Current Reports on Form 8-K filed with the Commission on January  29, 2025 (as amended on March  20, 2025), February  19, 2025 (as to Item 8.01 only) and February 20, 2025.

(c) The description of the Registrant’s common stock, $1.00 par value per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on March 4, 1996, as updated by the description of the Common Stock contained in  Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being offered under this Registration Statement has been passed upon for the Registrant by Mr. Kamel Aranki, Interim General Counsel and Interim Assistant Secretary of the Registrant, who owns or has rights to acquire an aggregate of less than 1% of the Common Stock.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors, officers, employees and agents against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits, and proceedings, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the Registrant will indemnify its directors and officers, and may indemnify its other employees, to the fullest extent authorized by law, subject to limited exceptions; (ii) the Registrant will advance expenses incurred by its directors and officers, and may advance expenses incurred by its other employees, in connection with a legal proceeding to the fullest extent authorized by the law and the Bylaws, subject to limited exceptions; and (iii) the rights provided by the Bylaws in respect of indemnification and the advancement of expenses are not exclusive.

In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transactions from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) includes such a provision.

The Registrant has also purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The Registrant believes that the provisions in the Certificate of Incorporation, the Bylaws and the indemnification policies are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Stepan Company, filed October 21, 2013, with the State of Delaware (filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (File No. 001-4462))

4.2	Amended and Restated Bylaws of Stepan Company (Amended as of October 22, 2019) (filed with the Company’s Quarterly Report on Form 10-Q filed on October 30, 2019 (File No. 001-4462))

5.1	Opinion of Kamel Aranki

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Kamel Aranki (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Stepan Company 2022 Equity Incentive Compensation Plan (Amended and Restated Effective April 29, 2025) (filed with the Company’s Definitive Proxy Statement on Schedule 14A filed on March 25, 2025 (File No. 001-4462))

107.1	Filing Fee Table

Item	9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois, on this 29th day of April, 2025.

STEPAN COMPANY

By:	/s/ Luis E. Rojo
Luis E. Rojo
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Stepan Company, a Delaware corporation, do hereby constitute and appoint Luis E. Rojo and Kamel Aranki, or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Luis E. Rojo Luis E. Rojo	President and Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2025

/s/ Samuel S. Hinrichsen Samuel S. Hinrichsen	Vice President and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 29, 2025

/s/ F. Quinn Stepan, Jr. F. Quinn Stepan, Jr.	Chairman	April 29, 2025

/s/ Lorinda A. Burgess Lorinda A. Burgess	Director	April 29, 2025

/s/ Randall S. Dearth Randall S. Dearth	Director	April 29, 2025

/s/ Joaquin Delgado Joaquin Delgado	Director	April 29, 2025

/s/ Susan M. Lewis Susan M. Lewis	Director	April 29, 2025

/s/ Jan Stern Reed Jan Stern Reed	Director	April 29, 2025